EXHIBIT 4.2


            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

      We have issued our report dated July 22, 2014, with respect to the statement of condition including the related portfolio of Investment Grade Municipal Trust, Intermediate Series 52 (included in Invesco Unit Trusts, Municipal Series 1194) as of July 22, 2014, contained in Amendment No. 2 to the Registration Statement on Form S-6 (File No. 333-193289) and Prospectus. We consent to the use of the aforementioned report in this Registration Statement and Prospectus and to the use of our name as it appears under the caption "Other Matters-Independent Registered Public Accounting Firm".

                                                          /s/ GRANT THORNTON LLP



New York, New York
July 22, 2014